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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Cogent Communications Group, Inc. for the registration of debt securities, common stock, preferred stock, warrants and depositary shares and to the incorporation by reference therein of our reports dated March 13, 2006, with respect to the consolidated financial statements and schedule of Cogent Communications Group, Inc., Cogent Communications Group, Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Cogent Communications Group, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2005, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

McLean, VA
January 22, 2007

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Consent of Independent Registered Public Accounting Firm